EXHIBIT 5.1.5


                                 July 9, 1998



Asset Backed Securities Corporation
Eleven Madison Avenue
New York, New York  10010

         Re:      Asset Backed Securities Corporation
                  Registration Statement on Form S-3 (File No. 333-00365)
                  -------------------------------------------------------

Dear Sirs:

         We  have  acted  as  special  counsel  to  Asset  Backed   Securities
Corporation, a Delaware corporation (the "Depositor"), in examining the registration statement on Form S-3 (File No. 333-000365) (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Mortgage Certificates"). As set forth in the Registration Statement, each Series of Mortgage Certificates will be issued pursuant to an agreement to be identified in the prospectus supplement for such Series consisting of (i) a pooling and servicing agreement among the Depositor, the Master Servicer or Servicer named therein and a trustee named therein, (ii) a reference agreement and standard terms and provisions of pooling and servicing agreement among the Depositor, the Master Servicer or Servicer named therein and a trustee named therein or (iii) a deposit trust agreement between the Depositor and a trustee named therein (any such agreement,  a  "Pooling  and  Servicing  Agreement").  Capitalized  terms  not otherwise defined herein have the meanings ascribed thereto in the Registration Statement.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed necessary or appropriate as a basis for the opinions set forth below (the "Relevant Documents"). In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all Relevant Documents submitted to us as originals, the conformity to original documents of all Relevant Documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and the truth, accuracy and completeness of the information, representations and warranties contained in the Relevant Documents.

         Based upon the foregoing, we are of the opinion that:

         (i) When any Pooling and Servicing Agreement related to a Series of Mortgage Certificates has been duly and validly authorized by the Depositor and has been duly executed and delivered by the Depositor, assuming the due authorization, execution and delivery by the trustee named therein and, where applicable, the Servicer or Master Servicer named therein, such Pooling and Servicing Agreement will constitute a valid and binding agreement of the

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Depositor,  enforceable  against the Depositor in  accordance  with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (ii) When a Series of Mortgage Certificates has been duly authorized by all necessary action on the part of the Depositor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Mortgage Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm wherever appearing in each Prospectus related to the Mortgage Certificates forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,


                                            /s/ Brown & Wood LLP

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